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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" and to the use of our reports on the Gabelli Equity Income Fund and Gabelli Small Cap Growth Fund dated November 10, 1998, incorporated by reference in this Registration Statement (Form N-1A No. 33-79994) of Gabelli Equity Series Funds, Inc.




ERNST & YOUNG LLP

New York, New York
November 24, 1998